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                                                                   EXHIBIT 10.24

                                THIRD AMENDMENT
                                      TO
                     RESTATED EXECUTIVE SERVICES AGREEMENT


     THIS THIRD AMENDMENT TO RESTATED EXECUTIVE SERVICES AGREEMENT is made as of April 25, 2001, by and between ESSEX SAVINGS BANK, FSB ("Employer") and EARL McPHERSON ("Employee").

                                  WITNESSETH:

     WHEREAS, Employer and Employee (together with Essex First Mortgage Corporation ("EFMC"), which has since been converted into a division of Employer and is no longer a separate entity) entered into a Restated Executive Services Agreement dated as of January 1, 1998, as amended by First and Second Amendments thereto (collectively, the "Agreement"); and

     WHEREAS, in connection with a "going-private" transaction contemplated by Essex Bancorp, Inc., the parent of Employer, Employer and Employee desire to further amend the Agreement to clarify the definition of "Change in Control."

     NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employer and Employee agree as follows:

     1. Effective as of the date hereof, the last sentence of Section 11(b) of the Agreement is hereby amended and restated in its entirety as follows:
                        -------     --------

          "Any provision herein to the contrary notwithstanding, no Change in Control shall be deemed to occur as a result of:
          (1) any transaction prior to April 1, 2001; (2) any purchase, transfer or other disposition of the Series B or Series C preferred shares of Essex Bancorp, Inc.; (3) any exercise, conversion or transfer of warrants or options of Essex Bancorp, Inc. which were issued prior to 1996 (and any such exercise, conversion or transfer shall be disregarded in determining whether a Change in Control has occurred); (4) any issuance by Essex Bancorp, Inc. of additional shares or other securities on or after April 1, 2001; and/or (5) any consolidation or merger of Essex Bancorp, Inc. with or into a wholly-owned subsidiary of Essex Bancorp, Inc."

     2. The parties acknowledge and agree that, because it is now a division of the Employer and no longer a separate entity, EFMC is not and shall not be deemed to be an "Employer" under the terms of the Agreement.

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     3.   Except as modified by the provisions of this Amendment, all of the terms of the Agreement shall remain in full force and effect.

     4. This Amendment may be executed in any number of counterparts and by each party on a separate counterpart, each of which, when so executed and delivered, shall be deemed to be an original and all of which, taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


                                       ESSEX SAVINGS BANK, FSB


                                       By: /s/ Gene D. Ross
                                           ------------------------------------
                                             Name:  Gene D. Ross
                                                    ---------------------------
                                             Title: President
                                                    ---------------------------



                                       /s/ Earl McPherson
                                       ----------------------------------------
                                       EARL McPHERSON

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